UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 5, 2010

Mellanox Technologies, Ltd.
__________________________________________
(Exact name of registrant as specified in its charter)

Israel	001-33299	980233400
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Hermon Building, Yokneam,		20692
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	972-4-909-7200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Restricted Stock Unit Awards; Increase in CEO’s Annual Salary

(a) On January 5, 2010, the Board of Directors (the "Board") of Mellanox Technologies, Ltd. (the "Company"), following the approval of the Audit Committee of the Board and the recommendation of the Compensation Committee of the Board, awarded Eyal Waldman, the Company’s President & CEO and Chairman of the Board, forty-five thousand (45,000) restricted stock units to acquire the Company’s ordinary shares (the "Award"). The Award vests at the rate of 13/48 of the original number of shares on February 1, 2011, and thereafter at the rate of 3/48 of the original number of shares on the first day of each quarterly period of May, August, November and February commencing May 1, 2011, with the last 2/48 of the original number of shares vesting on January 1, 2014, so long as Mr. Waldman remains an officer or employee of the Company.

(b) On January 5, 2010, the Board, following the approval of the Audit Committee of the Board and the recommendation of the Compensation Committee of the Board, approved an increase in the annual salary paid to Mr. Waldman, from $325,000 to $375,000, effective April 1, 2010.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mellanox Technologies, Ltd.

January 8, 2010	By:	/s/ Michael Gray

Name: Michael Gray
Title: Chief Financial Officer